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                                                  South Burlington Outlet Center


         THIS MORTGAGE NOTE MODIFICATION AGREEMENT (this "Agreement") is made as of the 5th day of May, 1999, by and between HEATHCOTE ASSOCIATES, a New York limited partnership with an office at 20 Soundview Marketplace, Port Washington, New York 11050 (the "Borrower"), and HUNTOON HASTINGS CAPITAL CORP., a Delaware corporation with an office at 9 Old Kings Highway South, Darien, Connecticut 06820 (the "Lender").

                                   WITNESSETH:

         WHEREAS, on August 3, 1995, Borrower executed and delivered to the Lender, among other documents, a Mortgage Note evidencing an indebtedness to the Lender in the principal amount of $6,100,000.00, which Mortgage Note was heretofore supplemented pursuant to an Addendum to the Mortgage Note (the "Addendum") dated as of August 3, 1995, and which Mortgage Note as so supplemented by the Addendum is herein referred to as the "Note"; and

         WHEREAS, the Note is secured by a certain Mortgage, Assignment of Rents and Security Agreement dated August 3, 1995, made by Borrower to the Lender, which was recorded in the City Clerk's Office in South Burlington, Vermont on August 7, 1995, in Volume 380 at Pages 629-660 and is herein referred to as the "Mortgage"; and

         WHEREAS, Borrower has filed a Petition under Chapter 11 of the United States Bankruptcy Code (Case No. 97B 44045) in the United State Bankruptcy Court for the Southern District of New York (the Bankruptcy Case"); and

         WHEREAS, as of the date hereof, the total principal amount of the indebtedness of the Borrower to the Lender under the Note (the "Principal Sum") is $5,897,847.79 (the Principal Sum, together with accrued and unpaid interest, as provided in the Note and as allowed by law, as of the date hereof, is hereinafter collectively referred to as the "Indebtedness"); and

         WHEREAS, Lender has been requested to consent to certain modifications of the Note and the Mortgage in connection with the confirmation of a certain Plan of Reorganization for Heathcote Associates (the "Plan") proposed by the Official Committee of Unsecured Creditors in the Bankruptcy Case (the "Committee");

        NOW, THEREFORE, in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed by and between Borrower and the Lender as follows:

           1. Indebtedness. (a) The current outstanding principal amount of the Indebtedness due under the Note and secured by the Mortgage is SIX MILLION TWO HUNDRED TWENTY ONE THOUSAND EIGHT HUNDRED NINETY FIVE AND 85/100 DOLLARS ($6,221,895.85) in lawful money of the United States of America, consisting of the Principal Sum and accrued and unpaid interest thereon, which, as of the date hereof, totals $324,048.06 and continues to accrue and which the Lender is willing to permit the Borrower to amortize pursuant to paragraph 2 of this Agreement.


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         (b) The Indebtedness does not include any administrative premiums owed by the Borrower to the Lender on account of the Borrower's failure to make certain payments under the Note which were due and payable prior to the date hereof. Any such administrative premiums owed by the Borrower to the Lender with respect to payments due through and including the date hereof are hereby waived by the Lender; provided, however, that nothing contained herein shall be construed to constitute a waiver of any administrative premiums which may become due to the holder of the Note from and after the date hereof by reason of the Borrower's failure to make payments due under the Note within fifteen (15) days of the date such payments are due.

         2. Interest and Payment Adjustments. The manner of payment of the unpaid principal evidenced by the Note and the interest thereon will be modified as follows during, and only during, the period (the "Adjustment Period") commencing on the date of this Agreement (the effective date of the Plan following its confirmation by the Court in the Bankruptcy Case; the "Effective Date") and ending on the earlier to occur of (i) the second anniversary of the Effective Date and (ii) the date upon which the first payment is made by the Borrower to the holders of the Preferred Return Interest (as defined and set forth in the Amended Plan of Reorganization for Heathcote Associates Proposed by the Official Committee of Unsecured Creditors dated October 9, 1998 (Case No. 97B 44045 (JLG))) (such date being hereinafter referred to as the " Preferred Return Interest Commencement Date"):

                  a. Interest Rate. Interest shall accrue on the unpaid Indebtedness at the rate of seven and one-half percent (7.5 %) per annum.

                  b. Payment Adjustment. The monthly installment payment shall consist of interest only and shall be in the amount of THIRTY EIGHT THOUSAND EIGHT HUNDRED EIGHTY SIX AND 85/100 Dollars ($38,886.85). No portion of any such payment shall be applied to reduce the Principal Sum of the Note.

        3. Restoration of Payment Terms. Immediately upon the expiration of the Adjustment Period, without any notice to Borrower of any kind, interest on the unpaid Principal Sum shall again accrue at the rate of nine and seven-eighths percent (9.875 %) per annum and Borrower's monthly installment payments under the Note shall equal Fifty Four Thousand Eight Hundred Ninety Four and 14/100 ($54,894.14) each, until the entire Indebtedness, if not sooner paid, becomes due and payable on September 1, 2002.

         4. Prepayment Provisions. Anything in the Note to the contrary notwithstanding, the Note may not be prepaid, in whole or in part until the date that is the first anniversary of the expiration of the Adjustment Period (i.e. the earlier to occur of (i) the third anniversary of the Effective Date and (ii) the first anniversary of the Preferred Return Interest Commencement Date, following which date the Note may be prepaid in accordance with the provisions of section 1 of the Addendum, but without penalty or premium.


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         5. Representations and Warranties. In order to induce the Lender to consent to the modification herein contained, Borrower hereby represents, warrants and covenants that (i) there are no offsets, counterclaims or defenses against any sums owed under the Note, the Mortgage, any other documents which wholly or partially secure or guarantee payment of the Note (all of which documents, if any, together with the Note and the Mortgage are collectively referred to herein as the "Loan Documents") or this Agreement (ii) Borrower has full power, authority and legal right to execute this Agreement and to keep and observe all of the terms of this Agreement on Borrower's part to be observed or performed, (iii) Borrower has duly authorized the execution and delivery of this Agreement; (iv) the Loan Documents and this Agreement constitute valid and binding obligations of Borrower, enforceable in accordance with their respective terms, and (v) the Lender has performed any and all obligations to be performed on the part of the Lender pursuant to the Loan Documents to and including the date hereof.

         6. Construction. Except as expressly modified by the provisions of this Agreement, all terms, provisions and conditions of the Note are hereby ratified and confirmed and remain in full force and effect. The modifications contained herein shall not constitute a novation, shall not discharge, satisfy, extinguish, terminate, impair or, except as expressly modified in or this Agreement, otherwise affect Borrower's obligations under the Note and shall not discharge, satisfy, extinguish, terminate, impair or otherwise affect the lien, security interest and encumbrance of the Mortgage or the priority thereof.

         7. Miscellaneous. This Agreement shall inure to the benefit of and shall be binding upon Borrower and the Lender, and their respective successors and assigns. This Agreement and any provision hereof may not be modified, waived, amended, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or the Lender, but only by an agreement in writing and signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought. This Agreement may be executed in counterparts, each of which is an original, but all of which together shall constitute one and the same instrument. If any term, covenant or condition of this Agreement shall be held to be invalid, illegal, or unenforceable in any respect, this Agreement shall be construed without such provision. This Agreement shall be governed by and construed in accordance with the laws of the State of Vermont and the applicable laws of the United States of America.

         IN WITNESS WHEREOF, this Agreement has been executed on behalf of the parties on the day and year first written above.



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WITNESS OR ATTEST                   BORROWER:

---------------------               HEATHCOTE ASSOCIATES, L.P.



                                    By: Acadia Heathcote LLC
                                        Its general partner

                                    By: Acadia Realty Limited Partnership
                                        Its sole member

                                    By: Acadia Realty Trust Its general partner

                                    By:______________________________
                                         Kenneth F. Bernstein
                                         President


                                    LENDER:

                                    HUNTOON HASTINGS CAI?ITAL CORP.

                                    By:__________________________
                                           Mark L. Perdoncin
                                            Vice President


STATE OF NEW YORK          )

                           ) SS:

COUNTY OF NEW YORK         )


        On the _ day of April, 1999, before me personally came Kenneth F. Bernstein, to me known to be the person who executed the foregoing instrument, and who, being duly sworn by me, did depose and say he is the President of ACADIA REALTY TRUST, a New York corporation, and Borrower herein, and that he executed the foregoing instrument its name, and that he had authority to sign

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the same, and he acknowledged to me that he executed the same as the act and deed of said corporation for the uses and purposes therein mentioned.


                                                          ----------------------
                                                          Notary Public


STATE OF CONNECTICUT       )
                           ): SS: Darien
COUNTY OF FAIRFIELD        )


         On the day of April, 1999, before me personally came Mark L. Perdoncin to me known, who, being by me duly sworn, did depose and say that he is the Vice President of HUNTOON HASTINGS CAPITAL CORP., and that he executed the foregoing instrument in its name, and that he had authority to sign the same, and he acknowledged to me that he executed the same as the act and deed of said corporation for the uses and purposes therein mentioned.


                                                      -------------------------
                                                       Notary Public


STATE OF NEWYORK )
                 )SS:
COUNTY OF NASSAU )

                  On this 20th day of April, 1999, before me personally came Kenneth F. Bernstein, to me known, who, being by me duly sworn, did depose and say that he resides in New York; that he is the President of Acadia Realty Trust, the Trust described in and which executed the foregoing instrument, which is the general partner of Acadia Realty Limited Partnership, the sole member of Acadia Heathcote LLC, the general partner of Heathcote Associates, L.P., and that he signed his name thereto by like order and he acknowledged to me that

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said instrument was executed by said Trust for and in behalf of said limited partnership.

                                                         -----------------------
                                                         Notary Public